SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Criticare Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
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CRITICARE SYSTEMS, INC.
20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin 53186

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Criticare Systems, Inc. will be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, on November 27, 2007 at 4:00 p.m., local time, for the following purposes:

1. To elect five directors each to serve until the 2008 Annual Meeting of Stockholders.

2. To ratify the appointment of BDO Seidman, LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending June 30, 2008.

3. To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on October 10, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

By Order of the Board of Directors

Joel D. Knudson, Secretary

Waukesha, Wisconsin
October 30, 2007

CRITICARE SYSTEMS, INC.
20925 Crossroads Circle, Suite 100
Waukesha, Wisconsin 53186

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Criticare Systems, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, at 4:00 p.m., local time, on Tuesday, November 27, 2007, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of proxy is being made on or about October 30, 2007.

GENERAL INFORMATION

The Board of Directors knows of no business, which will be presented to the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election of the nominees listed in the enclosed proxy as directors of the Company and (2) in FAVOR of the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Only holders of the Company’s common stock, par value $0.04 per share (the “Common Stock”), whose names appear of record on the books of the Company at the close of business on October 10, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 12,319,831 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. The election of the directors requires the affirmative vote of the holders of a plurality of the shares represented, in person or by proxy, at the meeting and the ratification of the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the directors are elected or the appointment of the independent registered public accounting firm is ratified.

ELECTION OF DIRECTORS

Pursuant to the authority contained in our By-Laws, our Board of Directors has established the number of our directors at five. Our By-Laws have been amended to provide that, effective as of the 2007 Annual Meeting of Stockholders, our Board of Directors will be declassified, with each director elected for one-year terms. Accordingly, our Board of Directors has nominated for re-election five of the current directors, each to serve a term of one year until the 2008 Annual Meeting of Stockholders. Proxies cannot be voted for more than five candidates for director.

Sam B. Humphries, a former director of the Company, passed away on August 7, 2007.

Dr. Higgins D. Bailey will retire from the Board and as Chairman of the Board as of the 2007 Annual Meeting of Stockholders. Jeffrey T. Barnes, Vice Chairman of the Board, will succeed to the functions of Chairman of the Board until a new Chairman of the Board is elected.

The directorships of Robert E. Munzenrider and William M. Moore are connected with the termination of the consent solicitation commenced by BlueLine Partners L.L.C. pursuant to the terms of an Agreement dated as of April 2, 2007 among the Company, BlueLine Catalyst Fund VII, L.P., BlueLine Partners, L.L.C. (California), BlueLine Capital Partners, L.P. and BlueLine Partners L.L.C. (Delaware).

As indicated below, the persons nominated by our Board of Directors are incumbent directors. We anticipate that the nominees will be candidates when the election is held. However, if for any reason either of the nominees is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a proxy withholds authority with respect to the election of a director).

The Board of Directors recommends that stockholders vote in FAVOR of the election all incumbent directors of the Company.

Name, Age, Principal Occupation for		Director
Past Five Years and Directorships	Age	Since	Present Term Ends

Nominees For Election as Directors
Jeffrey T. Barnes	53	2000	2007 Annual Meeting
Mr. Barnes has served as our Vice Chairman of the Board since August 2006. Mr. Barnes has been a partner of Oxford Bioscience, a venture capital firm, since October 1999. From February 1997 to October 1999, Mr. Barnes served as a Principal of Robertson Stephens, an investment banking firm.
N.C. Joseph Lai, Ph.D.	65	1984	2007 Annual Meeting
Dr. Lai has served as Executive Chairman of BioForm, Inc., a company that produces special medical devices, since December 2002. From June 1999 to December 2002, Dr. Lai served as President and Chief Executive Officer of BioForm, Inc. Dr. Lai was a co-founder of the Company and served as Vice Chairman of its Board and as an officer from the Company’s inception in October 1984 until November 1998.
William M. Moore	59	2007	2007 Annual Meeting
Mr. Moore has served as a director of BlueLine Partners, L.L.C. since February 2004 and as a general partner of Alpine Partners, a venture capital firm, since March 2003. Mr. Moore served as Chief Executive Officer of Metasensors, Inc., a medical device company, from August 1997 to March 2003. Mr. Moore is a co-founder and director of Natus Medical Inc., a medical device company, and a director of IRIDEX Corporation, a provider of therapeutic based laser systems and delivery devices used to treat eye diseases in ophthalmology and skin conditions in dermatology.
Robert E. Munzenrider	62	2007	2007 Annual Meeting
Mr. Munzenrider was the President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, from 2000 to 2002. From 1999 to 2000, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider is also a director of Viad Corp. and ATS Medical, Inc.

Name, Age, Principal Occupation for		Director
Past Five Years and Directorships	Age	Since	Present Term Ends

Emil H. Soika	69	1998	2007 Annual Meeting
Mr. Soika has served as our President and Chief Executive Officer since November 1998. From November 1995 to September 1998, Mr. Soika served as Vice President and General Manager of Spacelabs Medical, a medical monitoring and clinical information systems company.

DIRECTORS’ MEETINGS AND COMMITTEES

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors held 11 meetings during our fiscal year ended June 30, 2007. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors upon which they served.

Audit Committee

The members of the Audit Committee are Dr. Higgins D. Bailey, Dr. N.C. Joseph Lai, Jeffrey T. Barnes and Robert E. Munzenrider (Chairman). Mr. Munzenrider joined the Audit Committee in April 2007 and Mr. Barnes joined the Audit Committee in August 2007. The Audit Committee met five times during the fiscal year ended June 30, 2007. The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of our internal accounting function and independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on page 6.

Compensation Committee

The Board’s Compensation Committee is comprised of Dr. Higgins D. Bailey (Chairman), Jeffrey T. Barnes and William M. Moore. Mr. Moore and Mr. Barnes joined the Compensation Committee in August 2007. Mr. Humphries served on the Compensation Committee from November 2006 to August 2007. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews and makes recommendations to the Board with respect to the compensation levels and other benefits of executive officers, administers and oversees our stock plans and reviews and makes recommendations to the Board with respect to the compensation of outside directors. We have placed a current copy of the charter of the Compensation Committee on our website located at www.csiusa.com. The Compensation Committee met two times during the fiscal year ended June 30, 2007.

Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee is comprised of Dr. Higgins D. Bailey (Chairman), Jeffrey T. Barnes and Robert E. Munzenrider. Mr. Barnes and Mr. Munzenrider joined the Nominating and Corporate Governance Committee in August 2007. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors. We have placed a current copy of the charter of the Nominating and Corporate Governance Committee on our web site located at www.csiusa.com. Due mainly to the two consent solicitations initiated by BlueLine Partners, during fiscal

2007 the full Board considered all corporate governance and nominating topics normally discussed by the Nominating and Corporate Governance Committee. As such, no formal meetings of the separate committee took place during the fiscal year ended June 30, 2007.

CORPORATE GOVERNANCE MATTERS

We are committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, which can be found on our web site at www.ciusa.com.

Director Independence

Our Board of Directors has reviewed the independence of its incumbent and nominee directors under the applicable standards of the American Stock Exchange. Based on this review, the Board of Directors determined that each of the following directors is independent under the listing standards of the American Stock Exchange:

(1) Jeffrey T. Barnes	(3) Robert E. Munzenrider
(2) Dr. N.C. Joseph Lai	(4) William M. Moore

Based upon such standards, Emil H. Soika is the only director who is not independent because Mr. Soika is our President and Chief Executive Officer.

Director Nominations

We have a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the American Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The directorships of Robert E. Munzenrider and William M. Moore are connected with the termination of the consent solicitation commenced by BlueLine Partners L.L.C. pursuant to the terms of an Agreement dated as of April 2, 2007 among the Company, BlueLine Catalyst Fund VII, L.P., BlueLine Partners, L.L.C. (California), BlueLine Capital Partners, L.P. and BlueLine Partners L.L.C. (Delaware).

Communications between Stockholders and the Board of Directors

We have placed on our web site located at www.csiusa.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of our policy for our directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on our corporate web site, which is located at www.csiusa.com. We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our corporate web site.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions for potential conflicts of interest. Our Board of Directors will consider adopting a formal written set of policies and procedures for the review, approval or ratification of related person transactions during fiscal 2008.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

Our Audit Committee is comprised of four members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter. The full text of the Audit Committee Charter is on our web site located at www.csiusa.com.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2007 with our management and with our independent auditors;

•	discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as revised; and

•	received and discussed the written disclosures and the letter from our independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Robert E. Munzenrider (Chairman)
Dr. Higgins D. Bailey
Dr. N.C. Joseph Lai
Jeffrey T. Barnes

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors during fiscal 2007 and 2006:

Service Type	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$158,500	$170,060
Audit-related Fees	—	—
Tax Fees(2)	17,500	19,350
All Other Fees	—	—

Total Fees Billed	$176,000	$189,410

(1)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended June 30, 2007 and June 30, 2006; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the Securities and Exchange Commission.

(2)	Consists of fees for tax advisory services in connection with preparation of our federal and state tax returns and I.R.S. audit.

Our Audit Committee considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of BDO Seidman, LLP.

Our Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the Securities and Exchange Commission rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of our independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

Our Board of Directors has determined that one of the members of the Audit Committee, Robert E. Munzenrider, qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission based on his work experience and education.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers:

Name	Age	Title

Emil H. Soika	69	President, Chief Executive Officer and Director
Drew M. Diaz	44	Vice President-Worldwide Sales
Michael T. Larsen	48	Vice President-Quality and Regulatory Affairs
Joseph P. Lester	57	Vice President and General Manager
Deborah A. Zane	53	Vice President-Marketing and Business Development
Joel D. Knudson	42	Vice President-Finance and Secretary

The term of office and past business experience of Mr. Soika are described above under “Election of Directors.”

Mr. Diaz was promoted from Director of International Sales to Vice President-International Sales in May 1997 and was most recently promoted to Vice President-Worldwide Sales in January 2002.

Mr. Larsen has served as Vice President-Quality and Regulatory Affairs since October 2004. Mr. Larsen served as our Vice President-Quality Control/Quality Assurance from September 1990 until October 2004.

Mr. Lester was promoted to Vice President and General Manager in October 2000 and joined our company as Vice President-Operations in January 2000. Prior to joining the Company, Mr. Lester was Vice President-Operations for Siemens Medical Systems, Inc., a medical device company, from April 1997 to January 2000.

Ms. Zane has served as our Vice President-Marketing and Business Development since September 2001. From March 1999 to September 2001, Ms. Zane served in various marketing positions for the Company.

Mr. Knudson has served as our Vice President-Finance and Secretary since September 2004. Mr. Knudson was our Controller from February 2004 to September 2004. Prior to joining the Company, Mr. Knudson was the Controller for S.K. Williams Co., a metal finishing company, from November 2002 to February 2004 and, prior to that, was the Controller for Anguil Environmental Systems, Inc., a manufacturer of pollution control systems, from November 1994 until October 2002.

SECURITY OWNERSHIP

The following table sets forth information with respect to beneficial ownership of our Common Stock as of September 28, 2007 by (a) each of our directors, (b) each named executive officer (as defined below), (c) each person known by us to own beneficially more than 5% of our Common Stock, and (d) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of September 28, 2007 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists the applicable percentage ownership based on 12,318,985 shares outstanding as of September 28, 2007.

	Number of
Name and Address of Beneficial Owner(1)	Shares Owned		Percent

Principal Stockholders:
Heartland Advisors, Inc.	1,427,400	(2)	11.6%
BlueLine Partners, L.L.C.	1,368,700	(3)	11.1%
White Pine Capital, LLC	670,325	(4)	5.4%
Directors and Executive Officers:
Higgins D. Bailey	7,500	(5)	*
Jeffrey T. Barnes	—		*
N.C. Joseph Lai, Ph.D.	359,710	(6)	2.9%
Emil H. Soika	140,191	(7)	1.1%
William M. Moore	4,949		*
Robert E. Munzenrider	—		*
Drew M. Diaz	68,614	(8)	*
Joseph P. Lester	43,750	(9)	*
Deborah A. Zane	36,250	(10)	*
Joel D. Knudson	53,750	(11)	*
All directors and executive officers as a group (11 persons)	752,464	(12)	6.0%

*	Less than 1%

(1)	Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186; the address of Mr. Barnes is 222 Berkeley Street, Suite 1650, Boston, Massachusetts 02116-3733; the address of Dr. Lai is W302 N6117 Spence Road, Hartland, WI 53029; the address of Mr. Moore is 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506; the address of Dr. Bailey is 102 Celano Circle, Palm Desert, CA 92211; and the address of Mr. Munzenrider is 1302 W. Aviator Circle, Payson, AZ 85541.

(2)	Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G/A dated February 9, 2007 reporting that as of December 31, 2006 Heartland was the beneficial owner of 1,427,400 shares of Common Stock. Heartland shares voting and investment power with respect to all such shares. William J. Nasgovitz may be deemed to share voting and investment power over all such shares, and each of Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares. Heartland’s address is 789 North Water Street, Milwaukee, Wisconsin 53202.

(3)	Pursuant to a Preliminary Schedule 14A filed on November 17, 2006, BlueLine Capital Partners, L.P. (“BCP”) and BlueLine Catalyst Fund VII, L.P. (“BlueLine Catalyst”) hold 922,500 and 446,200 shares of the Company’s Common Stock, respectively. As the general partner of BCP, BlueLine Partners L.L.C., a

Delaware limited liability company (“BlueLine Delaware”), may be deemed to be the beneficial owner of the 922,500 shares of Common Stock held by BCP. As general partner of BlueLine Catalyst, BlueLine Partners, L.L.C., a California limited liability company (“BlueLine California”), may be deemed to be the beneficial owner of the 446,200 shares of Common Stock held by BlueLine Catalyst. Collectively, as of November 15, 2006, BCP, BlueLine Catalyst, BlueLine Delaware and BlueLine California own a total of 1,368,700 shares of Common Stock. BlueLine’s address is 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506.

(4)	White Pine Capital, LLC (“White Pine”) filed a Schedule 13G dated February 9, 2007 reporting that as of December 31, 2006 White Pine was the beneficial owner of 670,325 shares of Common Stock. White Pine has sole voting and investment power over all such shares. White Pine’s address is 60 South Sixth Street, Suite 2530, Minneapolis, Minnesota 55402.

(5)	Consists of 7,500 shares, which Mr. Bailey has the right to acquire under currently exercisable options.

(6)	Consists of 154,710 shares owned directly by Dr. Lai; 116,000 shares owned of record by Dr. Lai’s wife; 85,000 shares owned by a trust of which Dr. Lai and his wife are trustees; and 4,000 shares owned by the Lai Family Foundation.

(7)	Consists of 87,000 shares owned directly by Mr. Soika, 37,500 shares which Mr. Soika has the right to acquire under currently exercisable options and 15,691 shares in Mr. Soika’s account under the Criticare Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).

(8)	Consists of 22,200 shares owned directly by Mr. Diaz, 44,000 shares which Mr. Diaz has the right to acquire under currently exercisable options and 2,414 shares in Mr. Diaz’s account under the Purchase Plan.

(9)	Consists of 43,750 shares, which Mr. Lester has the right to acquire under currently exercisable options.

(10)	Consists of 36,250 shares, which Ms. Zane has the right to acquire under currently exercisable options.

(11)	Consists of 53,750 shares, which Mr. Knudson has the right to acquire under currently exercisable options.

(12)	Includes 255,500 shares of Common Stock the members of the group have a right to acquire under currently exercisable options and 18,105 shares in the accounts of the members of the group under our Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of initial beneficial ownership on Form 3 and reports of changes in beneficial ownership on Forms 4 and 5. Officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during fiscal 2006 all section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Barnes filed a Form 4 report on January 4, 2007 reporting transactions occurring on December 15, 2005 and December 19, 2006; Mr. Larsen filed a Form 4 report on February 12, 2007 reporting a transaction occurring on February 5, 2007; and Mr. Knudson filed a Form 4 report on February 12, 2007 reporting a transaction occurring on February 5, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses our compensation policies and decisions for fiscal 2007 and the first part of fiscal 2008 prior to the date of this proxy statement for the five executive officers listed below in the Summary Compensation Table. Throughout this proxy statement, we refer to these five executive officers as our “named executive officers.”

Our Compensation Objectives

Our objective in establishing compensation arrangements for our executive officers is to attract and retain key executives who are important to our continued success through competitive compensation arrangements but at a reasonable cost to Criticare given our financial resources. Where appropriate, we also provide financial incentives for performance in specific areas of responsibility for an executive officer.

Competitive Compensation.  We have not established compensation levels based on benchmarking, and have not conducted formal compensation surveys to determine the compensation of our executive officers. While we have not engaged external compensation consultants, management does regularly evaluate, on an informal basis, the competitiveness of the compensation for our executive officers with reference to similarly-sized companies in our industry and in market area in Southeastern Wisconsin. Management frequently receives information regarding compensation at such companies through the receipt of resumes from job applicants employed at such companies and from other sources. Based on such information regarding pay practices at other companies, we believe our compensation practices are competitive in the marketplace.

Reasonable Cost.  We also believe that we achieve our compensation objectives at a reasonable cost to our company and stockholders. Prior to fiscal 2006, we experienced a number of years of losses and our management was focused on developing and implementing initiatives to grow our business. In these circumstances, management and our Board of Directors and Compensation Committee looked to limit compensation costs to the extent feasible consistent with our objectives of retention and performance. Although we achieved profitability in both fiscal 2006 and fiscal 2007, we continue to believe that executive compensation should come at a reasonable cost to our company and stockholders.

Our Compensation Process

Compensation for our executive officers and other senior managers is reviewed and evaluated by the Compensation Committee of our Board of Directors. The Compensation Committee then makes recommendations to the Board for its final approval. Our Compensation Committee currently consists of three independent directors under the applicable standards of the American Stock Exchange. Dr. Higgins D. Bailey is currently the Chairman of our Compensation Committee and the other members of the Compensation Committee are Jeffrey T. Barnes and William M. Moore. Additional information regarding our Compensation Committee is disclosed above under “Directors’ Meetings and Committees — Compensation Committee” above.

Our Compensation Committee views compensation as an ongoing process, and meets regularly throughout the year for purposes of planning and evaluation. The Compensation Committee held two meetings during fiscal 2007. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee and well as materials specifically requested by members of the Committee.

Our management plays a significant role in assisting the Compensation Committee in its oversight of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing individual performance targets and objectives, recommending salary levels and option and other equity incentive grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our executive officers and other key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2007 and 2008 included the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter requires that we provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee wishes to engage. During fiscal 2007 and 2008 to date, the Compensation Committee did not engage any consultants to assist it in reviewing our compensation practices and levels.

Components of Executive Compensation

For executive officers, the primary components of total compensation continue to be base salary, commissions, bonuses and long-term incentive compensation in the form of stock options.

Base Salary.  Base salary is a key component of executive compensation. In determining base salaries, the Compensation Committee considers the executive officer’s qualifications and experience, the executive officer’s responsibilities, the executive officer’s past performance, and the executive officer’s goals and objectives.

Our Compensation Committee reviews base salaries on a periodic (although not necessarily annual) basis. Generally, changes in base salaries for our named executive officers (other than our Chief Executive Officer) are considered by the Compensation Committee at the initiative of our Chief Executive Officer. Given our limited financial resources and our focus on returning Criticare to profitability, increases in the base salaries of our executive officers have generally been modest in recent years:

•	The base salary of Emil Soika, our Chief Executive Officer, in fiscal 2007 of $262,000 has increased by $37,000 over his base salary of $225,000 in fiscal 2002, an increase of 16% over a period of six years.

•	The base salary of Drew M. Diaz, our Vice President-Worldwide Sales, has remained at $110,000 per year since fiscal 2002 and the base salary of Deborah A. Zane, our Vice President-Marketing and Business Development, has increased by $10,000 (8%) from $120,000 in fiscal 2002 to $130,000 in fiscal 2007. As described below under “Performance-Based Commissions and Bonuses,” a significant portion of the compensation to Mr. Diaz and Ms. Zane is based on sales commissions.

•	The base salary of Joseph P. Lester, our Vice President and General Manager, has increased by $6,000 (4%) from $140,000 in fiscal 2003 to $146,000 in fiscal 2007. Mr. Lester also receives commissions and a performance-based bonus.

•	The base salary level of Joel D. Knudson, our Vice President-Finance, has increased by $40,000 (36%) from $110,000 in fiscal 2005 to $150,000 in fiscal 2007. Mr. Knudson was promoted to his position in fiscal 2005, which has involved a significant increase in his responsibilities.

There were no changes in the base salary levels of our named executive officers during fiscal 2007, other than Mr. Knudson who received an increase from $140,000 to $150,000.

Performance-Based Commissions and Bonuses.  Three of our named executive officers, Drew M. Diaz, Deborah A. Zane and Joseph P. Lester, receive sales commissions in addition to a fixed base salary. Joseph P. Lester also receives an annual bonus based upon manufacturing cost-savings achieved for specific product programs.

Drew M. Diaz, our Vice President-Worldwide Sales, oversees our sales staff and international distributor network. As is typical in our industry for management with sales responsibility, a substantial portion of Mr. Diaz’s compensation consists of an uncapped commission on sales completed by any persons supervised by Mr. Diaz. In fiscal 2007, Mr. Diaz received total commissions of $165,235 compared to his fixed base salary of $110,000, and his commissions constituted 57% of his total compensation of $289,670.

Deborah A. Zane, our Vice President-Marketing and Business Development, is responsible for developing our business with original equipment manufacturers (OEMs). We view OEM agreements as a critical component to our strategy to develop products for highly technical niche markets, and the OEM business has been a significant driver of our growth in recent years. Ms. Zane receives uncapped commissions with respect to the sales she brings to Criticare, at rates that vary depending on the type of product and the OEM. In fiscal

2007, Ms. Zane received total commissions of $118,275 compared to her fixed base salary of $130,000, and her commissions constituted 45% of her total compensation of $263,474.

Joseph P. Lester, our Vice President and General Manager, is responsible for overseeing the manufacturing process for our products, and receives a bonus for the cost reductions achieved for new products once in full production. When Criticare introduces a new product, initial production is usually launched at our main facility in Waukesha, Wisconsin. Mr. Lester’s bonus is only applicable to cost reductions achieved once the initial production process is completed and the product is ready for full production, and at that point Mr. Lester receives a bonus based on reducing costs for materials and labor, including, where appropriate, outsourcing production. In fiscal 2007, Mr. Lester received a bonus $14,356. Mr. Lester’s duties also include serving as territory manager for Taiwan and China, and in that capacity he oversees sales made by our distributor in that region. Mr. Lester receives commissions relating to such sales, which commissions totaled $3,917 in fiscal 2007. Mr. Lester’s total commissions and bonus constituted 10% of his total compensation of $177,786 in fiscal 2007.

Discretionary Bonuses.  Our named executive officers are eligible to receive discretionary cash bonuses. Discretionary bonuses allow us to recognize extraordinary individual performance by our executive officers and to have the flexibility to maintain competitive compensation when needed. No discretionary bonuses were awarded for fiscal 2007.

Equity-Based Compensation.  We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our executive officers, with our stockholders. Our 2003 Stock Option Plan authorizes the Compensation Committee to issue both stock options and restricted stock, as well as other forms of equity incentive compensation. To date, awards to our executive officers under the 2003 Stock Option Plan have consisted solely of stock options.

In determining the total size of equity awards, the Compensation Committee considers various factors such as the outstanding number of stock options, the amount of additional shares available for issuance under the 2003 Stock Option Plan, the level of responsibility of the proposed recipient and his or her performance, the percent of the outstanding shares of our common stock represented by outstanding options and the expense to Criticare under FAS 123R. We do not have a practice of making regular annual or other periodic equity grants to our executive officers. In fact, we have not granted significant equity awards to our executive officers since fiscal 2004, and Mr. Knudson and Mr. Diaz were the only named executive officers to receive a grant in fiscal 2007. We expect to consider making grants to our executive officers in fiscal 2008. At that time, we expect that the Compensation Committee will review the appropriate form of the grants (whether stock options, restricted stock or stock appreciation rights) in view of the factors described above.

Our prior option grants to our executive officers have generally incorporated the following terms:

•	the term of the option does not exceed ten years;

•	the grant price is not less than the closing market price of our common stock on the date of grant; and

•	options vest 25% per year over the first four years of the term of the option.

One of our named executive officers, Joel D. Knudson, received a grant of an option to purchase 20,000 shares of common stock on February 5, 2007, which was the anniversary date of Mr. Knudson’s original employment by Criticare and was made in recognition of Mr. Knudson’s efforts, particularly in the area of improving the Company’s balance sheet fundamentals during fiscal 2007. This option has an exercise price of $3.45 per share, a ten-year term and vests 25% per year on the anniversary of the date of grant over the first four years of the term of the option. This option is a non-qualified stock option under the Internal Revenue Code with an exercise price equal to the closing price of our common stock on the date of grant. As a result, this stock option will only have value to the named executive officer if our stock price increases after the date of grant. The option had a grant date fair value $44,708 as determined pursuant to FAS No. 123R. Drew M. Diaz also received a grant of an option to purchase 4,000 shares of common stock on March 26, 2007. This grant was the extension of a grant issued on April 6, 2003 that was set to expire with an exercise price of $3.08 per share. The original option had a grant date fair value $2,174 as determined pursuant to

FAS No. 123R, which will be reversed as a forfeiture pursuant to FAS 123R. The new option has an exercise price of $3.71 per share, a two-year term and vested immediately upon grant. This option is a non-qualified stock option under the Internal Revenue Code with an exercise price equal to the closing price of our common stock on the date of grant. As a result, this stock option will only have value to the named executive officer if our stock price increases after the date of grant. The option had a grant date fair value $4,676 as determined pursuant to FAS No. 123R.

Perquisites and Other Compensation.  Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in health, disability, life insurance and 401(k) plans. In addition, our executive officers each receive group term life insurance coverage up to $272,000 and automobile allowance payments or the personal use of an automobile leased by Criticare. Additionally, Mr. Diaz receives tax services paid for by us. These benefits are included in the Summary Compensation Table in the “All Other Compensation” column.

Change of Control and Severance Benefits

We have entered into an employment agreement with each of our named executive officers. The employment agreements set forth the current terms and conditions for employment of the executive officers, and include severance benefits, and noncompetition and confidentiality covenants restricting the executive’s activities both during and for a period of time after employment. These agreements are summarized in more detail below under “Employment Agreements” and “Post-Employment Compensation.”

We believe the severance benefits provided to our executive officers are a key benefit in retaining the services of our executive officers. These benefits provide post-employment security, including following a change of control, at a reasonable cost to Criticare and its stockholders.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the three other most highly compensated executive officers (other than the Chief Financial Officer). Through the end of fiscal 2007, we do not believe that any of the compensation paid to our executive officers exceeded the limit on deductibility in Section 162(m). Our 2003 Stock Option Plan is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, including the requirement that such plan be approved by our stockholders. As a result, we believe that awards under this plan satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, do not count against the $1,000,000 limit and are deductible by us. Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by us to the extent in excess of the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the shareholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Nonqualified Deferred Compensation.  Section 409A of the Code was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation arrangements. We expect to amend the severance benefit provisions of the employment agreements with our executive officers before December 31, 2007 to provide that these benefits will not be subject to the excise tax under Section 409A. These are expected to be minor amendments which will not increase the severance benefits of the executive officers. We do not believe that we have any other nonqualified deferred compensation arrangements with any of our executive officers that will be subject to the excise tax under this law.

Accounting for Stock-Based Compensation.  Beginning on July 1, 2005, we began accounting for stock-based payments, including stock options under our 2003 Stock Option Plan, in accordance with the requirements of FAS 123R. The Compensation Committee considers the impact of the expense to Criticare under FAS 123R, among other factors, in making its decisions with respect to stock option grants.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:

Dr. Higgins D. Bailey (Chairman)
Jeffrey T. Barnes
William M. Moore

Summary Compensation Table

The following table provides information for fiscal 2007 concerning the compensation paid by us to the person who served as our principal executive officer in fiscal 2007, the person who served as our principal financial officer in fiscal 2007 and our three other most highly compensated executive officers based on their total compensation in fiscal 2007. We refer to these five executive officers as our “named executive officers” in this proxy statement.

	Fiscal				Option	All Other
Name and Principal Position	Year	Salary		Bonus	Awards(1)	Compensation(2)	Total

Emil H. Soika, President and Chief Executive Officer	2007	$262,000		$0	$5,980	$9,132	$277,112
Joel D. Knudson, Vice President-Finance	2007	$144,167		$0	$35,776	$9,111	$189,054
Drew M. Diaz, Vice President-Worldwide Sales	2007	$277,350	(3)	$0	$6,014	$6,306	$289,670
Joseph P. Lester, Vice President and General Manager	2007	$149,917	(4)	$14,356	$2,990	$10,523	$177,786
Deborah A. Zane, Vice President-Marketing and Business Development	2007	$248,275	(5)	$0	$4,186	$11,013	$263,474

Explanatory Notes for Summary Compensation Table:

(1)	These amounts reflect the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123(R) and, therefore, includes amounts from awards granted prior to fiscal 2007 that vested in fiscal 2007. We calculated the fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing the option awards are included under the caption “Stockholders’ Equity” in the Notes to our Consolidated Financial Statements in the fiscal year 2007 Annual Report on Form 10-K and such information is incorporated herein by reference.

(2)	The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance under which the named executive officer is a beneficiary and perquisites consisting of an automobile allowance for Mr. Lester, Mr. Knudson and Ms. Zane, the value of the personal use of automobiles leased by us for Mr. Soika and Mr. Diaz, and tax services received by Mr. Diaz that were paid by us.

				Total ‘‘All Other
Name	401(k) Match	Life Insurance	Perquisites	Compensation”

Emil H. Soika	$4,400	$3,383	$1,349	$9,132
Joel D. Knudson	$2,845	$266	$6,000	$9,111
Drew M. Diaz	$4,400	$266	$1,640	$6,306
Joseph P. Lester	$3,377	$1,146	$6,000	$10,523
Deborah A. Zane	$4,400	$613	$6,000	$11,013

(3)	Represents a fixed salary of $110,000, $2,115 paid in lieu of vacation time based on seniority and commissions of $165,235 paid by us to Mr. Diaz.

(4)	Represents a fixed salary of $146,000 and commissions of $3,917 paid by us to Mr. Lester.

(5)	Represents a fixed salary of $130,000 and commissions of $118,275 paid by us to Ms. Zane.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during fiscal year 2007, consisting of a stock option award subject to FAS 123(R). No other equity or non-equity incentive plan awards were made to named executive officers during fiscal 2007.

		All Other Option		Grant Date
		Awards: Number of		Fair Value
	Grant	Securities	Exercise	of Option
Name	Date	Underlying Options	Price	Award(3)

Emil H. Soika	—	—	—	—
Joel D. Knudson(1)	02/05/07	20,000	$3.45	$44,708
Drew M. Diaz(2)	03/26/07	4,000	$3.71	$4,676
Joseph P. Lester	—	—	—	—
Deborah A. Zane	—	—	—	—

(1)	The common stock option vests pro rata over a four-year period on each of February 5, 2008, February 5, 2009, February 5, 2010 and February 5, 2011 and expires on February 5, 2017.

(2)	The common stock option vested on March 26, 2007 and expires on March 26, 2009.

(3)	The value of the award is based upon the grant date fair value of the award determined pursuant to FAS 123R. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. See “Stockholders’ Equity” in the Notes to our Consolidated Financial Statements in the fiscal year 2007 Annual Report on From 10-K for the assumptions we relied on in determining the value of the award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option awards held by the named executive officers at June 30, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date

Emil H. Soika	37,500	12,500	3.05	06/07/14	(1)
Joel D. Knudson	1,500	500	4.37	02/02/14	(2)
	2,250	750	3.05	06/07/14	(1)
	25,000	25,000	2.61	08/20/14	(3)
	10,000	10,000	3.70	01/17/15	(4)
	1,250	3,750	5.19	09/09/15	(5)
	—	20,000	3.45	02/05/17	(6)
Drew M. Diaz	4,000	—	3.71	03/26/09	(7)
	10,000	—	2.88	01/30/08	(8)
	30,000	10,000	3.05	06/07/14	(1)
Joseph P. Lester	25,000	—	2.88	01/30/08	(8)
	18,750	6,250	3.05	06/07/14	(1)
Deborah A. Zane	10,000	—	2.88	01/30/08	(8)
	26,250	8,750	3.05	06/07/14	(1)

(1)	The common stock option vests pro rata over a four-year period on each of June 7, 2005, June 7, 2006, June 7, 2007 and June 7, 2008.

(2)	The common stock option vests pro rata over a four-year period on each of February 2, 2005, February 2, 2006, February 2, 2007 and February 2, 2008.

(3)	The common stock option vests pro rata over a four-year period on each of August 20, 2005, August 20, 2006, August 20, 2007 and August 20, 2008.

(4)	The common stock option vests pro rata over a four-year period on each of January 17, 2006, January 17, 2007, January 17, 2008 and January 17, 2009.

(5)	The common stock option vests pro rata over a four-year period on each of September 9, 2006, September 9, 2007, September 9, 2008 and September 9, 2009.

(6)	The common stock option vests pro rata over a four-year period on each of February 5, 2008, February 5, 2009, February 5, 2010 and February 5, 2011.

(7)	The common stock option vested on the date of grant, March 26, 2007.

(8)	The common stock option vested pro rata over a four-year period on each of January 30, 2004, January 30, 2005, January 30, 2006 and January 30, 2007.

Option Exercises

None of our named executive officers exercised any stock options during fiscal 2007.

Employment Agreements

Effective September 28, 2006, we entered into an amended and restated employment agreement with Drew M. Diaz, Vice President-Worldwide Sales; effective September 1, 2005, we entered into an amended and restated employment agreement with Emil H. Soika, President, Chief Executive Officer and Director; effective May 18, 2000, we entered into an employment agreement with Joseph P. Lester, Vice President and General Manager; effective November 10, 2006, we entered into an amended and restated employment agreement with Deborah A. Zane, Vice President-Marketing and Business Development; and effective August 8, 2005, we entered into an employment agreement with Joel D. Knudson, Vice President-Finance and Secretary. All of the employment agreements were amended effective September 28, 2006 to replace the definition of “change of control” with a new, more complete definition.

The terms of these employment agreements include the following:

•	each executive officer’s base salary is reviewed annually within 30 days prior to the end of each fiscal year;

•	each of these executive officers is entitled to participate in our bonus plans and stock option plan;

•	each of these executive officers is eligible to participate in health insurance benefits, group life and disability insurance benefits;

•	each of Mr. Soika, Mr. Diaz, Mr. Lester and Ms. Zane has agreed not to compete with us during employment and not to our solicit customers or employees for a period of 12, 12, 18 and 12 months, respectively, after any voluntary termination of employment or any termination by us with or without cause;

•	each of the named executive officers have agreed to maintain the confidentiality of our financial statements and other financial information; and

•	each employment agreement contains severance benefits, which are summarized below under “Executive Compensation-Post-Employment Compensation.”

Post-Employment Compensation

401(k) Plan Benefits

Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other employees. In any plan year, we will contribute to each participant a matching contribution equal to 50% on the first 4% of an employee’s annual wages. All of our executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation

We do not currently provide any nonqualified deferred compensation or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of our named executive officers that provide for severance benefits in the event of a termination of their employment by the Company without cause (as defined in the employment agreements), regardless of whether termination of employment is in connection with a change of control (as defined in the employment agreements). In addition, our named executive officers are also entitled to severance benefits in the event of a voluntary termination of employment by the executive officer at any time following a change of control, provided that in the cases of Mr. Knudson and Mr. Lester, the executive officer must remain employed for at least three months after the change of control. Under each of the employment agreements, a material reduction in the executive officer’s responsibilities or salary or the relocation of the executive officer to a location that is greater than 30 miles from the executive officer’s then place of employment are deemed to qualify as a termination of employment by the Company without cause.

The severance benefits provided to our named executive officers under their employment agreements include the following:

•	continued payment of compensation for 30 months after the date of termination in case of Mr. Soika, 24 months for Mr. Diaz, 18 months for Mr. Lester, 15 months for Ms. Zane, and 12 months for Mr. Knudson;

•	continuation of health, life and disability insurance benefits for 30 months after the date of termination in case of Mr. Soika, 24 months for Mr. Diaz, 18 months for Mr. Lester, 15 months for Ms. Zane, and 12 months for Mr. Knudson;

•	the transfer of ownership of a company car to Mr. Soika at the end of the lease term at our cost, and continued use of a company car (or an equivalent car allowance) for 24 months after the date of termination in case of Mr. Diaz, 18 months for Mr. Lester, 15 months for Ms. Zane and 12 months for Mr. Knudson; and

•	payment of Mr. Soika’s real estate broker’s commission (subject to a maximum rate or 6% of the sales price) arising from the sale of Mr. Soika’s Wisconsin residence and his professional packing and moving expenses associated with Mr. Soika relocating to a new residence.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated as of June 30, 2007 under circumstances requiring payment of severance benefits as described above.

Potential Severance Under Employment Agreements

			Use of Car/Car
Name	Compensation(1)	Benefits(2)	Allowance	Relocation Costs	Total

Emil H. Soika	$655,000	$23,150	$26,524	$31,000	$735,674
Joel D. Knudson	$150,000	$10,383	$6,000	—	$166,383
Drew M. Diaz	$583,814	$27,561	$12,000	—	$623,375
Joseph P. Lester	$247,297	$7,117	$9,000	—	$263,414
Deborah A. Zane	$301,012	$6,158	$7,500	—	$314,670

(1)	Compensation consists of base salary and, where applicable, commissions and bonus amounts for the year preceding the date of termination.

(2)	The benefits consist of expenses for the continuation of health, disability and life insurance coverage for the applicable period.

As described above, our 2003 Stock Option Plan also provides for immediate vesting of all outstanding options and the lapse of any forfeiture provisions or other restrictions on outstanding shares of restricted stock upon a change of control of Criticare. The following table sets forth the unvested stock options held by our named executive officers as of June 30, 2007 that would become vested in the event of a change of control of Criticare.

	Number of Shares	Unrealized Value of
	Underlying Unvested	Unvested
Name	Options	Options(1)

Emil H. Soika	12,500	$3,750
Joel D. Knudson	60,000	$18,725
Drew M. Diaz	10,000	$3,000
Joseph P. Lester	6,250	$1,875
Deborah A. Zane	8,750	$2,625

(1)	Unrealized value equals the closing market value of our common stock as of June 29, 2007, minus the exercise price, multiplied by the number of unvested shares of our common stock as of such date. The closing market value of our Common Stock on June 29, 2007 was $3.35.

DIRECTOR COMPENSATION

Effective March 31, 2006, our outside directors receive an annual fee of $24,000 and the Chairman of the Board, currently Dr. Higgins D. Bailey, receives an annual fee of $30,000. Effective April 1, 2006, directors who are also our officers or employees do not receive fees for service on our Board. Our director fees are paid quarterly. In addition, our directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.

We have adopted the Criticare Systems, Inc. 2003 Stock Option Plan, which allows us to grant to our directors, officers and employees and to certain other of our service providers stock options, shares of restricted stock and stock appreciation rights. Under the 2003 Stock Option Plan and in connection with their appointment to the Board of Directors, on April 5, 2007, each of Mr. Moore and Mr. Munzenrider was granted options to purchase 20,000 shares of our common stock with an exercise price of $3.76 per share. Each of these stock options vest pro rata over a four-year period on each of April 5, 2008, April 5, 2009, April 5, 2010 and April 5, 2011.

Director Summary Compensation Table

The following table summarizes the director compensation for fiscal year 2007 for all of our non-employee directors. For fiscal 2007, Mr. Soika did not receive any additional compensation for his services as a director beyond the amounts previously disclosed in the Summary Compensation Table.

	Fees Earned or	Option Awards	All Other
Name	Paid in Cash	(Notes 1 and 2)	Compensation	Total

Higgins D. Bailey	$30,000	$1,196	—	$31,196
Jeffrey T. Barnes	$24,000	$0	—	$24,000
N.C. Joseph Lai	$24,000	$0	—	$24,000
William M. Moore	$6,000	$5,958	—	$11,958
Robert E. Munzenrider	$6,000	$5,958	—	$11,958

Explanatory Notes for Director Summary Compensation Table:

(1)	These amounts reflect the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123(R) and, therefore, includes amounts from awards granted prior to fiscal 2007 that vested in fiscal 2007. We calculated the fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing the option awards are included under the caption “Stockholders’ Equity” in the Notes to our Consolidated Financial Statements in the fiscal year 2007 Annual Report on Form 10-K and such information is incorporated herein by reference.

(2)	The following table identifies the aggregate number of shares of Common Stock subject to outstanding common stock options as of June 30, 2007 held by each of our outside directors:

Number of Shares
of Common Stock
Subject to Common Stock
Options Outstanding
Name of Outside Director	as of June 30, 2007

Higgins D. Bailey	10,000
Jeffrey T. Barnes	—
N.C. Joseph Lai	—
William M. Moore	20,000
Robert E. Munzenrider	20,000

The following table sets forth information regarding stock option awards that were granted to our outside directors during fiscal 2007.

		All Other Option Awards:		Grant Date Fair
		Number of Securities		Value of Option
Name	Grant Date	Underlying Options(1)	Exercise Price	Award(2)

Higgins D. Bailey	—	—	—	—
Jeffrey T. Barnes	—	—	—	—
N.C. Joseph Lai	—	—	—	—
William M. Moore	04/05/07	20,000	$3.76	$48,542
Robert E. Munzenrider	04/05/07	20,000	$3.76	$48,542

(1)	The common stock option vests pro rata over a four-year period on each of April 5, 2008, April 5, 2009, April 5, 2010 and April 5, 2011 and expires on April 5, 2017.

(2)	The value of the award is based upon the grant date fair value of the award determined pursuant to FAS 123R. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. See “Stockholders’ Equity” in the Notes to our Consolidated Financial Statements in the fiscal year 2007 Annual Report on Form 10-K for the assumptions we relied on in determining the value of the award.

As described above, our 2003 Stock Option Plan provides for immediate vesting of all outstanding options upon a change of control of Criticare. The following table sets forth the unvested stock options held by our outside directors as of June 30, 2007 that would become vested in the event of a change of control of Criticare.

	Number of Shares	Unrealized Value of
	Underlying	Unvested
Name	Unvested Options	Options(1)

Higgins D. Bailey	2,500	$750
Jeffrey T. Barnes	—	—
N.C. Joseph Lai	—	—
William M. Moore	20,000	$0	(2)
Robert E. Munzenrider	20,000	$0	(2)

(1)	Unrealized value equals the closing market value of our common stock as of June 29, 2007, minus the exercise price, multiplied by the number of unvested shares of our common stock as of such date. The closing market value of our common stock on June 29, 2007 was $3.35.

(2)	The unrealized value of these common stock options is $0 because the exercise price exceeds the closing market price of our common stock on June 29, 2007.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BDO Seidman, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2008. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of stockholders, our Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, our Board will reconsider the appointment. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

PROPOSALS FOR 2008 ANNUAL MEETING

Proposals which stockholders intend to present at the 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at our principal offices no later than July 2, 2008 (120 days prior to the anniversary date of the mailing of this Proxy Statement) for inclusion in the proxy material for that meeting. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after September 15, 2008 and the Company will not be required to present any such proposal at the 2008 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2008 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by us. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by our regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. We will reimburse such parties for their expenses in so doing.

ANNUAL REPORT

A copy of our 2007 Annual Report of the Company accompanies this Proxy Statement. A copy of our Annual Report on Form 10-K for fiscal year 2007 will be provided without charge on written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186.

BY ORDER OF THE BOARD OF DIRECTORS

Joel D. Knudson, Secretary

Waukesha, Wisconsin
October 30, 2007

Mark Here CRITICARE SYSTEMS, INC. for Address Change or Comments PLEASE SEE REVERSE SIDE PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. X FOR WITHHELD FOR ALL FOR AGAINST ABSTAIN 1 . ELECTION OF DIRECTORS: 2. To ratify the appointment of BDO Seidman, LLP as the (terms expiring at the 2008 Annual Meeting) Company’s independent registered public accounting firm for the 2008 fiscal year. Nominees: 3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly 0 1 Jeffrey T. Barnes come before the meeting. 0 2 N.C. Joseph Lai, Ph.D. 03 William M. Moore 04 Robert E. Munzenrid er 0 5 Emil H. Soik a (Instructions: To withhold authority to vote for any indicated nominee, write the name(s) or numbers of such nominee(s) below.) Signature Signature Date If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy. FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.

PROXY CRITICARE SYSTEMS, INC. PROXY 2007 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Emil H. Soika and Joel D. Knudson, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Criticare Systems, Inc. to be held on November 27, 2007 at 4:00 p.m., lo cal time, at 20925 Crossroads Circle , Suite 100, Waukesha, Wisconsin 53186, and at any adjournment thereof, there to vote all shares of stock of Criticare Systems, Inc. which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies al that said proxies or their substitutes may la wfully do by virtue hereof, and revokes al former proxies. Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED. DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE